FIRST AMENDMENT
TO THE ROCK-TENN COMPANY
SUPPLEMENTAL RETIREMENT SAVINGS PLAN

THIS AMENDMENT to the Rock-Tenn Company Supplemental Retirement Savings Plan (the “Plan”) is made as of this 1st day of October, 2011, by the Administrative Committee of the Plan (the “Committee”);

W I T N E S S E T H:

WHEREAS, Section 9.1 of the Plan provides that the Committee has the right to amend the Plan at any time; and

WHEREAS, on July 20, 2011, the Compensation Committee authorized an amendment to the Plan to provide for the additional retirement benefits for designated executive officers of the Company;

WHEREAS, the Committee now desires to amend the Plan to provide for additional contributions to be made to the accounts of certain officers of the Company in accordance with such authorization by the Compensation Committee;

NOW, THEREFORE, the Plan hereby is amended by adding the attached Exhibit C to the Plan.

IN WITNESS WHEREOF, the Committee has caused its duly authorized member to execute this Amendment on the date first above written.

ADMINISTRATIVE COMMITTEE OF THE
ROCK-TENN COMPANY SUPPLEMENTAL RETIREMENT PLAN

By: /s/ Steven C. Voorhees
Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer

ROCK-TENN COMPANY
SUPPLEMENTAL RETIREMENT SAVINGS PLAN
EXHIBIT C
INDIVIDUAL RETIREMENT ACCOUNTS
The following provisions will apply with respect to those Participants described in this Exhibit C and shall be in addition to, and not in lieu of, any benefits to which such Participants may otherwise be entitled under the Plan.
C-I    Definitions.
For purposes of this Exhibit C, the following terms, when used with an initial capital letter, will have the meaning set forth below unless a different meaning plainly is required by the context.
C-1.1    Eligible Participant means a Participant designated by the Compensation Committee as eligible to receive additional contributions to the Plan pursuant to this Exhibit C.
C-1.2    Individual Retirement Account means the subaccount established for an Eligible Participant pursuant to this Exhibit C, including contributions made to such subaccount and investment earnings and losses credited to such subaccount in accordance with Section 3.5.
C-II    Contributions.
The Administrative Committee will credit to the Individual Retirement Account of each Eligible Participant such Contributions as are set forth with respect to such Eligible Participants on Schedule C-1 to this Exhibit C, as in affect from time to time.
C-III    Payment of Individual Retirement Account.
C-3.1    Amount of Distributions. If an Eligible Participant Separates from Service, he (or his Beneficiary or Beneficiaries, if he dies after such Separation from Service but before distribution of his Account) will be entitled to receive a distribution of the amount credited to his Individual Retirement Account. The Participant's Individual Retirement Account will be paid in a single-sum payment in cash 30 days after the date on which the Eligible Participant Separates from Service, subject to the 6-month delay for payments to Specified Employees under Section 5.1(b)(ii). Unless otherwise specified on Schedule C-1, an Eligible Participant may not elect a different time or form of payment of his Individual Retirement Account, and any such election made with respect to the remaining portion of his Account shall not affect the time or form of payment of his Individual Retirement Account.
C-3.2    Vesting. An Eligible Participant will be 100 percent vested in his Individual Retirement Account, except to the extent provided otherwise on Schedule C-2 to this Exhibit C.

Schedule C-1
List of Eligible Participants and Their Contribution Amounts for
Individual Retirement Accounts

Eligible Participant	Contribution Amount	Effective/ Commencement Date	End Date
James A. Rubright	$450,000 per year (deemed contributed in substantially equal installments each semi-monthly pay period), prorated for partial pay periods on a daily basis	September 10, 2011	The date of Mr. Rubright's Separation from Service
James B. Porter III	$400,000 per year (deemed contributed in substantially equal installments each semi-monthly pay period), prorated for partial pay periods on a daily basis	May 27, 2011	The date of Mr. Porter's Separation from Service

Schedule C-2
Forfeiture Events for Individual Retirement Accounts

1.Forfeiture Provisions for James A. Rubright and James B. Porter III.

None.